Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by Reference in the Registration Statement on Form S- 3 of Quest Resource Corporation of our report dated March 1, 2006 related to the financial statements which appear in Quest Resource Corporation's Form 10 K for the year ended December 31, 2005.


/s/  Murrell, Hall, McIntosh & Co., PLLP

Oklahoma City, Oklahoma
May 16, 2006